Exhibit 99.1

KKR GROUP PARTNERSHIP L.P.	03/04/2026
By: KKR Group Holdings Corp., its general partner

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR GROUP HOLDINGS CORP.	03/04/2026

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR GROUP CO. INC.	03/04/2026

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR & CO. INC.	03/04/2026

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Secretary

KKR MANAGEMENT LLP	03/04/2026

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Assistant Secretary

HENRY R. KRAVIS	03/04/2026

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Attorney-in-fact

GEORGE R. ROBERTS	03/04/2026

By: /s/ Christopher Lee
Name: Christopher Lee
Title: Attorney-in-fact